UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market
Warrants, each Warrant exercisable for half of an Ordinary Share at an exercise price of $5.85 per Ordinary Share	ENTXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2022, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with SVB Securities LLC (the “Agent”), relating to the issuance and sale, from time to time, of up to 5,000,000 of the Company’s ordinary shares, par value of NIS 0.0000769 (the “Ordinary Shares”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-265286) filed on May 27, 2022, together with the prospectus supplement forming a part thereof filed with the Securities and Exchange Commission on September 2, 2022 pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Sales, if any, of Ordinary Shares pursuant to the Sales Agreement may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act.  The Company is not obligated to sell any Ordinary Shares under the Sales Agreement.

The Agent will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per Ordinary Share sold under the Sales Agreement.  The Sales Agreement contains customary agreements, representations, warranties and covenants of the Company, including the Company’s agreement to indemnify the Agent against certain liabilities.

The Company intends to use the net proceeds from the sale, if any, of Ordinary Shares under the Sales Agreement primarily for general corporate purposes, which may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of the Company’s product candidates, potential strategic acquisitions of complementary businesses, services or technologies, expansion of the Company’s technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes.

The foregoing description of the Sales Agreement is only a summary and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01 Other Events.

Pursuant to that certain Amended and Restated At Market Issuance Sales Agreement, dated May 27, 2022 (the “B. Riley Securities ATM Agreement”), by and between the Company and B. Riley Securities, Inc. (“B. Riley Securities”), the Company was able to elect to sell, from time to time through B. Riley Securities, up to 5,000,000 Ordinary Shares (the “Prior ATM Offering”). The offer and sale of the Ordinary Shares pursuant to the Prior ATM Offering was registered under the Company’s Registration Statement on Form S-3 (File No. 333-265286) as described in that certain prospectus dated June 9, 2022.

Effective August 30, 2022, the Company terminated the B. Riley Securities ATM Agreement and the Prior ATM Offering. No Ordinary Shares were issued or sold pursuant to the Prior ATM Offering under the B. Riley Securities ATM Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Sales Agreement, dated September 2, 2022, by and between Entera Bio Ltd. and SVB Securities LLC.
5.1	Opinion of Herzog Fox & Neeman.
23.1	Consent of Herzog Fox & Neeman (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File

*
Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: September 2, 2022	By:	/s/ Miranda J. Toledano
Name: Miranda J. Toledano Title: Chief Executive Officer